Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods, Inc. Reports Second Quarter Results
– Delivers 4.9% Comp Sales Growth for the DICK'S Business (A) –
– 2026 Outlook Revised Due to Challenging Athletic Footwear and Apparel Marketplace –
●Reported earnings per diluted share of $3.50 and non-GAAP earnings per diluted share of $3.53 (B) compared to earnings per diluted share of $4.71 and non-GAAP earnings per diluted share of $4.38 in the prior year quarter; Current year results include the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition
●DICK’S Business delivered 4.9% comp sales growth, driven by broad-based growth across categories, including strong results from the 2026 FIFA World Cup, and growth in average ticket and transactions
●Proforma comps for the Foot Locker Business (C) declined 3.6%, impacted by challenging conditions in the athletic footwear marketplace
●Revises full year 2026 outlook
○Maintains DICK'S Business comparable sales outlook of 2.5% to 4.0% growth
○Lowers Foot Locker Business proforma comparable sales outlook to a range of negative 2.0% to 0.0%
○Lowers operating income outlook for both DICK'S and Foot Locker Businesses

"The DICK'S Business delivered a strong second quarter with broad-based growth across categories. As the quarter progressed, conditions across portions of the athletic footwear and apparel marketplace became increasingly promotional, and we took action to remain competitively priced to protect and grow our leadership position. This environment had a more significant impact on the Foot Locker Business given its greater exposure to legacy footwear silhouettes and greater dependence on footwear launch and retro product. Not only were there fewer launches in the second quarter, but those launches performed below both industry and our expectations. As a result, we are taking a more cautious view of the balance of the year. While these near-term dynamics have led us to revise our expectations for 2026, our confidence in the long-term opportunities ahead for both DICK'S and Foot Locker remains unchanged."
Ed Stack, Executive Chairman
"We're proud of our second quarter performance in the DICK'S Business, where we delivered comp sales growth of 4.9% and gained market share despite growing pressure across portions of the athletic footwear and apparel marketplace. Our Q2 results reflect the strength of our athlete-focused strategy, broad differentiated assortment, strong brand partnerships and continued focus on profitable growth opportunities such as House of Sport, GameChanger and DICK'S Media Network. We invested significantly around the FIFA World Cup, and our team delivered outstanding results. While we are taking a more cautious view of the balance of the year, we remain highly confident in the strength of the DICK'S Business and our long-term opportunity at Foot Locker."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, August 25, 2026 - DICK'S Sporting Goods, Inc. (NYSE: DKS), a leading global sports retailer, today reported sales and earnings results for the second quarter ended August 1, 2026.
(A)Results described by management for the "DICK'S Business" represent the existing DICK'S Sporting Goods operations, which includes the DICK'S Sporting Goods, Golf Galaxy, Going Going Gone! and Public Lands banners, as well as GameChanger. The results for the "Foot Locker Business" refer to our acquired operations, including the Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners. Profitability for the DICK'S and Foot Locker Businesses represents segment profit, or operating income, for a respective segment.
(B)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."
(C)Comparable sales for the Foot Locker Business are represented on a proforma basis and are calculated as if Foot Locker had been acquired at the beginning of the periods presented. Foot Locker will not be included in quarterly comparable sales until the fourth quarter of fiscal 2026 and full year comparable sales in fiscal 2027.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED

Information below represents consolidated supplemental financial results for the 13 and 26 weeks ended August 1, 2026, which includes the DICK'S and Foot Locker Businesses. Prior period results reflect the DICK'S Business on a stand-alone basis.

Second Quarter Consolidated Operating Results (in millions, except percentage and per share data)	13 Weeks Ended		Change (9)
	August 1, 2026	August 2, 2025
GAAP
Net sales	$5,587	$3,647	$1,940	53.2%
Operating income (% of net sales) (1)	7.9%	12.4%	(451) bps
Effective tax rate	28.0%	25.2%	286 bps
Net income	$315	$381	$(66)	(17)%
Weighted average diluted shares outstanding (2)	90	81	9	11%
Earnings per diluted share (2)	$3.50	$4.71	$(1.21)	(26)%
Non-GAAP (3)
Operating income (% of net sales) (1)	8.1%	13.0%	(491) bps
Effective tax rate	28.1%	24.9%	316 bps
Net income	$319	$355	$(36)	(10)%
Earnings per diluted share (2)	$3.53	$4.38	$(0.85)	(19)%

Year-to-Date Consolidated Operating Results (in millions, except percentage and per share data)	26 Weeks Ended		Change (9)
	August 1, 2026	August 2, 2025
GAAP
Net sales	$10,751	$6,821	$3,930	57.6%
Operating income (% of net sales) (1)	8.3%	12.0%	(371) bps
Effective tax rate	28.2%	24.7%	349 bps
Net income	$635	$646	$(10)	(2)%
Weighted average diluted shares outstanding (2)	90	81	9	11%
Earnings per diluted share (2)	$7.04	$7.95	$(0.91)	(11)%
Non-GAAP (3)
Operating income (% of net sales) (1)	7.7%	12.2%	(451) bps
Effective tax rate	28.4%	24.5%	387 bps
Net income	$581	$629	$(49)	(8)%
Earnings per diluted share (2)	$6.43	$7.75	$(1.32)	(17)%

Balance Sheet (in millions)	As of August 1, 2026	As of August 2, 2025	$ Change (9)	% Change (9)
Cash and cash equivalents	$914	$1,231	$(317)	(26)%
Inventories, net (4)	$5,565	$3,404	$2,161	63%
Long-term debt and financing lease obligations (5)	$1,906	$1,485	$422	28%

Capital Allocation (in millions)	26 Weeks Ended		$ Change (9)	% Change (9)
	August 1, 2026	August 2, 2025
Share repurchases (6)	$141	$299	$(157)	(53)%
Dividends paid (7)	$225	$196	$29	15%
Gross capital expenditures (8)	$743	$526	$217	41%
Net capital expenditures (3) (8)	$614	$455	$159	35%

Notes
(1)Also referred to by management as operating margin.
(2)Current year weighted average diluted shares outstanding and earnings per diluted share include the dilutive effect of the 9.6 million shares issued in connection with the Foot Locker acquisition.
(3)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."
(4)Inventories, net as of August 1, 2026 includes $3.6 billion for the DICK'S Business and $2.0 billion for the Foot Locker Business. Inventory increased 6% for the DICK'S Business as compared to August 2, 2025.
(5)Current year balance includes $386.4 million of carrying value for senior notes due 2029 and $34.2 million for the long-term portion of financing lease obligations acquired in connection with the Foot Locker acquisition. The Company had no outstanding borrowings under its revolving credit facility in 2026 and 2025.
(6)During the 26 weeks ended August 1, 2026, the Company repurchased 0.7 million shares of its common stock under its previously announced share repurchase program at an average price of $196.38 per share, for a total cost of $141.2 million, and has $3.0 billion remaining under existing share repurchase authorizations as of August 1, 2026. The Company also paid $5 million during fiscal 2025 for shares repurchased during fiscal 2024.
(7)The Company declared and paid quarterly dividends of $1.25 per share in fiscal 2026 and $1.2125 per share in fiscal 2025.
(8)During the 26 weeks ended August 1, 2026, gross and net capital expenditures totaled $603.2 million and $474.3 million, respectively, for the DICK'S Business and $140.2 million and $139.9 million, respectively, for the Foot Locker Business.
(9)Column may not recalculate due to rounding.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED (Continued)

Information below represents supplemental financial results for the DICK'S and Foot Locker Businesses for the periods presented. Prior period results reflect the DICK'S Business on a stand-alone basis, with the exception of proforma comparable sales information. Refer to Proforma Comparable Sales section for additional information.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net sales
DICK'S Sporting Goods	$3,849,887	$3,646,616	$7,227,327	$6,821,293
Foot Locker	1,736,928	—	3,523,992	—
Total net sales	$5,586,815	$3,646,616	$10,751,319	$6,821,293

Gross profit
DICK'S Sporting Goods	$1,457,029	$1,351,272	$2,684,350	$2,516,358
Foot Locker	445,769	—	944,435	—
Corporate and other income (expense) (1)	40,473	—	(2,252)	—
Total gross profit	$1,943,271	$1,351,272	$3,626,533	$2,516,358

Segment profit
DICK'S Sporting Goods	$485,204	$474,952	$846,179	$835,361
Foot Locker	(31,876)	—	(14,414)	—
Reconciliation to pre-tax income
Corporate and other expense (income) (2)	12,572	22,767	(59,641)	17,059
Interest expense	17,846	16,118	35,387	28,256
Other (income) expense	(15,504)	(73,749)	(28,670)	(67,493)
Pre-tax income	$438,414	$509,816	$884,689	$857,539

Proforma Comparable Sales	13 Weeks Ended		26 Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
DICK'S Sporting Goods	4.9%	5.0%	5.4%	4.7%
Proforma Foot Locker (3) (4)	(3.6)%	(2.2)%	(1.6)%	(2.5)%
Proforma consolidated comparable sales (3)	2.1%	2.5%	3.0%	2.1%
(1)Corporate and other income (expense) within gross profit includes IEEPA tariff refunds received attributable to tariff costs incurred in the prior year and charges to write down and liquidate inventory from the Company's review of the Foot Locker Business.
(2)Corporate and other expense (income) includes IEEPA tariff refunds received attributable to tariff costs incurred in the prior year and income from litigation and other settlements, offset by Foot Locker acquisition-related costs, charges incurred to redesign the store operating model for the DICK'S Business and changes in the fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)Proforma comparable sales are calculated as if Foot Locker had been acquired at the beginning of the periods presented. Sales have been adjusted to conform to the Company's method of reporting comparable sales. Comparable sales are calculated on a constant currency basis, which translates the current year's results using the prior year periods' exchange rates.
(4)Includes Foot Locker International proforma comparable sales decreases of (3.3%) and (10.3%) for the 13 weeks ended August 1, 2026 and August 2, 2025, respectively, and decreases of (2.6%) and (9.6%) for the 26 weeks ended August 1, 2026 and August 2, 2025, respectively, which represents operations of the Foot Locker Business in Europe and Asia Pacific.

Full Year 2026 Outlook
The Company's Full Year Outlook for 2026 is presented below.
Consolidated Outlook

Metric	Consolidated Full Year 2026 Outlook
Net sales	●$21.9 billion to 22.2 billion
Operating income	●$1.45 billion to 1.55 billion ●$1.46 billion to 1.56 billion on a non-GAAP basis (1)
Earnings per diluted share
●$10.94 to 11.94
○Based on approximately 90 million diluted shares outstanding, which includes the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition
○Based on an effective tax rate of approximately 29% (2)
●$11.00 to 12.00 on a non-GAAP basis (1)

Capital expenditures	●Approximately $1.6 billion on a gross basis ●Approximately $1.4 billion on a net basis
(1)Refer to the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."
(2)Effective tax rate includes the unfavorable mix of our earnings in foreign jurisdictions and the effect of purchase accounting adjustments, particularly in Europe, where losses do not currently generate a tax benefit due to valuation allowances.

Segment Outlook
The Company is providing the following segment outlook for the DICK’S and Foot Locker Businesses to provide visibility into segment-level performance that is included in the consolidated outlook above. The information below does not include corporate and other activities, which for fiscal 2026, primarily include income received as part of tariff refunds, litigation and other settlements, partially offset by Foot Locker acquisition-related costs and charges incurred to redesign the store operating model for the DICK'S Business.

Metric	Full Year 2026 Outlook
	DICK'S Business	Foot Locker Business
Net sales	●$14.5 billion to 14.7 billion	●$7.4 billion to 7.5 billion
Comparable sales (1)	●Positive 2.5% to positive 4.0%	●Negative 2.0% to 0.0% (1)
Segment profit (loss) (2)	●$1.54 billion to 1.60 billion	●$(80) million to (40) million
Segment profit (loss) (2) (% of net sales)	●10.6% to 10.9%	●(1.1%) to (0.5%)
Capital expenditures	●Approximately $1.2 billion on a gross basis ●Approximately $1.0 billion on a net basis	●Approximately $0.4 billion on a gross basis ●Approximately $0.4 billion on a net basis
(1)Comparable sales outlook for the Foot Locker Business is on a proforma basis, as Foot Locker will be included in the quarterly comparable store calculation beginning in the fourth quarter of fiscal 2026, which is when these stores will commence their 14th full month of operations following the date of acquisition.
(2)Segment profit represents operating income for a respective segment. Corporate and other activities, which represent costs or income not specifically related to the recurring operations of our segments, are not included in these results as they are not used by the Company to evaluate segment performance.

Store Count and Square Footage
As of August 1, 2026, the Company operated 3,104 store locations across the DICK'S and Foot Locker Businesses. The following tables summarize store activity for fiscal 2026:

DICK'S Business	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (6)	Ending Stores	Gross Square Footage (7) (in millions)
						Beginning	Ending
DICK'S	644	—	(2)	(12)	630	34.4	33.5
DICK'S Field House	42	4	—	6	52	2.4	2.9
DICK'S House of Sport	35	—	—	6	41	3.8	4.5
Total DICK'S	721	4	(2)	—	723	40.6	41.0
Other Specialty Concepts
Golf Galaxy (1)	113	1	—	—	114	2.5	2.5
Going Going Gone!	51	2	(1)	—	52	2.3	2.4
Public Lands	3	—	—	—	3	0.1	0.1
Total Other Specialty Concepts	167	3	(1)	—	169	4.9	5.0
Total DICK'S Business	888	7	(3)	—	892	45.5	46.0

Foot Locker Business	Beginning Stores	New Stores	Closed Stores (5)	Relocated / Converted (5)	Ending Stores	Gross Square Footage (7) (in millions)
						Beginning	Ending
Foot Locker North America	734	1	(20)	—	715	4.4	4.3
Champs Sports	371	1	(8)	—	364	2.2	2.1
Kids Foot Locker	362	3	(12)	—	353	1.3	1.2
WSS	143	—	(44)	—	99	1.8	1.3
North America (2)	1,610	5	(84)	—	1,531	9.7	8.9
Foot Locker Europe (3)	573	2	(16)	—	559	2.3	2.3
Foot Locker Asia Pacific	94	—	(2)	—	92	0.4	0.4
atmos	30	2	(2)	—	30	—	—
International	697	4	(20)	—	681	2.8	2.7
Total Owned Stores	2,307	9	(104)	—	2,212	12.4	11.6
Licensed stores (4)	254	18	(6)	—	266	1.1	1.2
Total Foot Locker Business	2,561	27	(110)	—	2,478	13.5	12.8
(1)As of August 1, 2026, includes 37 Golf Galaxy Performance Centers, with four new openings during fiscal 2026, three of which were conversions of prior Golf Galaxy store locations.
(2)Represents store locations in the United States and Canada and related square footage.
(3)Represents Foot Locker store locations in Europe, including one Kids Foot Locker store and related square footage, as of August 1, 2026.
(4)Reflects licensed stores operating in the Middle East, Asia and Europe.
(5)Store closures for the Foot Locker Business during fiscal 2026 includes 67 Foot Locker stores identified as part of the Company's review of unproductive assets. Additionally, the Foot Locker Business relocated or remodeled 41 stores during the current year period consisting of 13 Foot Locker, three Champs Sports, seven Kids Foot Locker and six WSS store locations in North America and 12 international store locations.
(6)Reflects stores converted between concept or prototype through store relocations or remodels as part of the Company's strategy to reposition its store portfolio. In addition to stores that converted between concepts, the Company relocated or remodeled four stores during the current year period, consisting of three Golf Galaxy and one DICK'S House of Sport store locations.
(7)Columns may not recalculate due to rounding.

Quarterly Dividend
On August 24, 2026, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.25 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on September 25, 2026 to stockholders of record at the close of business on September 11, 2026.
Acquisition of Foot Locker
On September 8, 2025, the Company acquired all of the issued and outstanding shares of Foot Locker, Inc. ("Foot Locker"), a leading footwear and apparel retailer, pursuant to the definitive merger agreement executed on May 15, 2025. Total consideration exchanged for the acquisition was $2.5 billion, which primarily consisted of $2.1 billion in share consideration for the issuance of 9.6 million shares of DICK'S Sporting Goods common stock, $223.0 million in cash consideration and $111.6 million from the Company's pre-existing equity ownership in Foot Locker. The Company's current period results reflect Foot Locker's operations for the entire 26-week period ended August 1, 2026.
As previously announced, the Company has initiated a review of unproductive assets, which includes optimizing inventory, closing underperforming stores, and right-sizing assets that do not align with our go-forward vision for the Foot Locker Business. The Company incurred $125.8 million of pre-tax charges during the 26 weeks ended August 1, 2026, totaling $515.8 million to date. We currently expect total pre-tax charges up to $750 million, including $200 million in fiscal 2026, with the remaining charges to be incurred over the medium term.
Tariff Refunds
As a result of a recent order by the United States Court of International Trade to refund all previously paid tariffs under the International Emergency Economic Powers Act ("IEEPA"), during the current quarter, we received $59.0 million in tariff refunds and $2.1 million in related interest income. The Company has applied a gain contingency model in accordance with Accounting Standards Codification 450-30, "Gain Contingencies", to account for potential recoveries of costs previously incurred for IEEPA tariffs. Under this model, a gain contingency is not recognized in the financial statements until the gain is realized or realizable. The tariff refunds were recorded as a reduction to cost of goods sold and the related interest income was recorded within other (income) expense on the Consolidated Statements of Income. Of the total $59.0 million of IEEPA tariff refunds received during the 13 weeks ended August 1, 2026, $38.1 million is attributable to tariff costs incurred in the prior year and along with the $2.1 million of interest income, is excluded from non-GAAP earnings per diluted share for the 13 and 26 weeks ended August 1, 2026. For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations." The Company has now received substantially all of the tariff refunds and does not have any material additional refund claims outstanding.
Non-GAAP Financial Measures
In addition to reporting the Company's financial results for the second quarter in accordance with generally accepted accounting principles ("GAAP"), the Company also reports certain non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP net income, non-GAAP earnings per diluted share and net capital expenditures. Management believes these non-GAAP financial measures provide investors with meaningful supplemental information to assist in evaluating the Company’s ongoing operations and comparing results across reporting periods.
Management further believes that excluding non‑cash changes in the fair value of deferred compensation plan investments – which fluctuate with market performance and are offset within other income – enhances investors’ understanding of underlying trends in selling, general and administrative expenses. The Company also uses these non‑GAAP financial measures internally for budgeting, forecasting and assessing operating performance. These non‑GAAP financial measures should be considered in addition to, and not as a substitute for, the Company’s GAAP financial results. Because the methods used by the Company to calculate its non‑GAAP measures may differ from those used by other companies, the non‑GAAP measures presented herein may not be comparable to similarly titled measures of other companies. Reconciliations of the Company’s non‑GAAP financial measures to the most directly comparable GAAP measures are provided below and are available on the Company’s website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or any variations of such words or other words with similar meanings. Any statements about the Company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s control. The Company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2026 outlook and guidance and revisions thereto, continued comparable sales growth, and improved gross margin, the ongoing impact of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), including the incurrence of certain pre-tax charges in connection with a review of certain assets, the optimization of inventory, the closure of underperforming stores, the right-sizing of assets, merger and integration costs, deferred financing amortization, future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture that are not historical facts.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, macroeconomic conditions, including inflation, and/or prolonged inflationary pressures, elevated interest rates and recessionary pressures, changes in consumer disposable income and confidence, perception of global economic conditions, including as a result of new and shifting economic policies, geopolitical conflicts and tensions, the threat or outbreak of further conflicts, war, terrorism or public unrest, wage and unemployment levels, consumer debt, and public health concerns; intense competition in the sporting goods industry and in retail, including competition for talent and the level of competitive promotional activity and technological innovation; product cost and availability fluctuations due to a variety of factors; risks and costs inherent with international operations; our dependence on consumer discretionary spending and ability to predict or effectively react to changes in consumer demand, lifestyle changes or shopping patterns; risks associated with our vertical brand offerings, including competition, innovation, brand strategy and marketing, improved space in-store, expanding product categories, product safety and labeling, product liability and recalls, third party liability and proprietary rights, and specialty concept stores; risks related to athlete experiences and associated costs; our ability to protect the reputation of our Company and our brands; short-term impacts of our strategic plans and initiatives, or such plans and initiatives not achieving the desired results within the anticipated time frame or at all; our ability to successfully grow our DICK’S House of Sport, DICK’S Field House and Golf Galaxy Performance Center stores and execute our overall real estate strategy and optimization of our store portfolio for DICK’S and Foot Locker; potential disruptions in or failures to optimize our global distribution and fulfillment network; our ability to effectively and efficiently deliver merchandise to our stores and athletes; unauthorized access to, use or disclosure of sensitive or confidential athlete, teammate, vendor or Company information; disruptions, delays, downtime or other problems with our information systems, including our eCommerce platform and GameChanger, caused by high volumes, design or implementation deficiencies, or platform enhancements as well as associated disruptions to our operations; our ability to attract, train, engage and retain athletes and key teammates, to implement effective succession planning strategies, and to adequately respond to teammate organizing efforts; weather-related risks and seasonal influences resulting from the overall seasonality of certain categories of our business; our issuance of quarterly cash dividends and share repurchases pursuant to our share repurchase programs, if any; our ability to effectively control expenses, manage inventory levels and protect against inventory shrink; the ability of the Foot Locker Business to expand its market share in international markets; the technology enablement required to support our omni-channel capabilities; our ability to meet market expectations and the historical and possible future impacts on the price of our common stock; the influence and control of the holders of our Class B common stock, whose interests may differ from those of our other stockholders; the potential future issuance of Class B common stock and our charter’s other current anti-takeover provisions, which could prevent or delay a change in control of the Company; our dependence on key suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; risks and costs relating to changing global laws, rules, regulations, interpretations and other guidance affecting our business, including with respect to consumer products, tax, cash repatriation, foreign trade and tariffs, labor, data protection, privacy, eCommerce, AI and machine learning, and other matters; product safety and labeling concerns; compliance and litigation risks for which we may not have sufficient insurance or other coverage; our ability to secure and protect our intellectual property rights and defend claims of intellectual property infringement, including with respect to our vertical brands; changes in applicable tax laws, regulations and treaties and their interpretation and application; the effects of the performance of professional sports teams within our core regions of operations and other factors relating to professional sports leagues and key athletes; the impact of evolving environmental, social and governance standards, regulatory requirements, stakeholder expectations and related political and social dynamics; risks related to the Transaction, including effective integration of the Foot Locker Business, and other strategic alliances, acquisitions or investments; obligations and other provisions related to our indebtedness, including our senior notes due 2029, 2032 and 2052; and changes in the market value or liquidity of securities we hold and risks associated with our limited degree of control over certain strategic minority investments. These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm our results.
For additional information on these and other factors that could affect our actual results, see the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2026, and our other filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, DICK'S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK'S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK'S House of Sport and Golf Galaxy Performance Center. As owner and operator of the Foot Locker Business, including Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos, DICK'S serves the global sneaker community across North America, Europe, Asia and Australia, plus a licensed store presence in Europe, the Middle East and Asia. DICK'S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:

Investor Relations:
Nate Gilch, Vice President of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 1, 2026	% of Sales (1)	August 2, 2025	% of Sales

Net sales	$5,586,815	100.00%	$3,646,616	100.00%
Cost of goods sold, including occupancy and distribution costs	3,643,544	65.22	2,295,344	62.94

GROSS PROFIT	1,943,271	34.78	1,351,272	37.06

Selling, general and administrative expenses	1,447,422	25.91	878,737	24.10
Merger and integration costs	31,605	0.57	8,028	0.22
Pre-opening expenses	23,488	0.42	12,322	0.34

OPERATING INCOME	440,756	7.89	452,185	12.40

Interest expense	17,846	0.32	16,118	0.44
Other (income) expense	(15,504)	(0.28)	(73,749)	(2.02)

PRE-TAX INCOME	438,414	7.85	509,816	13.98

Provision for income taxes	122,953	2.20	128,414	3.52

NET INCOME	$315,461	5.65%	$381,402	10.46%

EARNINGS PER COMMON SHARE:
Basic	$3.55		$4.82
Diluted	$3.50		$4.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,829		79,147
Diluted	90,131		81,041

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 1, 2026	% of Sales	August 2, 2025	% of Sales (1)

Net sales	$10,751,319	100.00%	$6,821,293	100.00%
Cost of goods sold, including occupancy and distribution costs	7,124,786	66.27	4,304,935	63.11

GROSS PROFIT	3,626,533	33.73	2,516,358	36.89

Selling, general and administrative expenses	2,611,350	24.29	1,664,265	24.40
Merger and integration costs	85,420	0.79	8,028	0.12
Pre-opening expenses	38,357	0.36	25,763	0.38

OPERATING INCOME	891,406	8.29	818,302	12.00

Interest expense	35,387	0.33	28,256	0.41
Other (income) expense	(28,670)	(0.27)	(67,493)	(0.99)

PRE-TAX INCOME	884,689	8.23	857,539	12.57

Provision for income taxes	249,406	2.32	211,849	3.11

NET INCOME	$635,283	5.91%	$645,690	9.47%

EARNINGS PER COMMON SHARE:
Basic	$7.16		$8.15
Diluted	$7.04		$7.95

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,682		79,244
Diluted	90,269		81,259

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	August 1, 2026	August 2, 2025	January 31, 2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$913,736	$1,231,022	$1,353,226
Accounts receivable, net	457,634	223,879	475,852
Income taxes receivable	92,989	29,792	68,455
Inventories, net	5,565,341	3,403,914	4,907,823
Prepaid expenses and other current assets	290,104	165,440	299,435
Total current assets	7,319,804	5,054,047	7,104,791

Property and equipment, net	3,989,714	2,431,782	3,512,776
Operating lease assets	4,749,410	2,424,625	4,594,670
Intangible assets, net	763,252	58,598	768,575
Goodwill	837,019	245,857	864,047
Deferred income taxes	63,060	3,387	82,501
Other assets	523,163	472,475	484,139
TOTAL ASSETS	$18,245,422	$10,690,771	$17,411,499

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,245,630	$1,401,800	$1,986,990
Accrued expenses	1,169,329	666,451	1,115,306
Operating lease liabilities	970,819	504,975	1,004,909
Income taxes payable	54,994	34,391	7,533
Deferred revenue and other liabilities	488,453	371,900	528,820
Total current liabilities	4,929,225	2,979,517	4,643,558
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Long-term debt and financing lease obligations	1,906,348	1,484,707	1,905,299
Long-term operating lease liabilities	5,085,984	2,619,090	4,836,435
Deferred income taxes	287,872	40,535	203,920
Other long-term liabilities	310,271	211,836	282,167
Total long-term liabilities	7,590,475	4,356,168	7,227,821
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	656	556	653
Class B common stock	236	236	236
Additional paid-in capital	3,664,839	1,502,184	3,724,836
Retained earnings	7,238,506	6,843,448	6,827,900
Accumulated other comprehensive (loss) income	(5,996)	(426)	17,813
Treasury stock, at cost	(5,172,519)	(4,990,912)	(5,031,318)
Total stockholders' equity	5,725,722	3,355,086	5,540,120
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,245,422	$10,690,771	$17,411,499

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	26 Weeks Ended
	August 1, 2026	August 2, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$635,283	$645,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	313,351	203,522
Amortization of deferred financing fees and debt discount	3,034	5,774
Deferred income taxes	85,356	89,832
Stock-based compensation	53,851	37,948
Other, net	(5,508)	(32,591)
Changes in assets and liabilities:
Accounts receivable	13,359	(11,670)
Inventories	(662,488)	(54,084)
Prepaid expenses and other assets	(2,766)	(17,185)
Accounts payable	254,701	(88,601)
Accrued expenses	9,231	(22,748)
Income taxes payable / receivable	90,553	(21,199)
Construction allowances provided by landlords	129,263	70,583
Deferred revenue and other liabilities	(39,843)	(20,016)
Operating lease assets and liabilities	(85,103)	(49,614)
Net cash provided by operating activities	792,274	735,641
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(743,470)	(526,076)
Other investing activities	(10,399)	(122,794)
Net cash used in investing activities	(753,869)	(648,870)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of bridge facility financing fees	—	(7,863)
Payments on financing lease obligations	(2,021)	—
Proceeds from exercise of stock options	7,598	969
Minimum tax withholding requirements	(121,436)	(32,059)
Cash paid for treasury stock	(141,208)	(303,671)
Cash dividends paid to stockholders	(224,750)	(196,052)
Increase (decrease) in bank overdraft	9,285	(7,342)
Net cash used in financing activities	(472,532)	(546,018)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5,363)	329
NET DECREASE IN CASH AND CASH EQUIVALENTS	(439,490)	(458,918)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,353,226	1,689,940
CASH AND CASH EQUIVALENTS, END OF PERIOD	$913,736	$1,231,022

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended August 1, 2026

	Gross profit	Selling, general and administrative expenses	Operating income	Other (income) expense	Pre-tax income	Net income (5)	Earnings per diluted share
GAAP Basis	$1,943,271	$1,447,422	$440,756	$(15,504)	$438,414	$315,461	$3.50
% of Net Sales	34.78%	25.91%	7.89%	(0.28)%	7.85%	5.65%
Foot Locker acquisition-related costs (1)	(2,336)	—	29,269	—	29,269	22,000
Tariff refunds (2)	(38,137)	—	(38,137)	2,091	(40,228)	(30,311)
Store operating model redesign (3)	—	(15,349)	15,349	—	15,349	11,384
Deferred compensation plan adjustments (4)	—	(6,091)	6,091	6,091	—	—
Non-GAAP Basis	$1,902,798	$1,425,982	$453,328	$(7,322)	$442,804	$318,534	$3.53
% of Net Sales	34.06%	25.52%	8.11%	(0.13)%	7.93%	5.70%

(1)Foot Locker acquisition-related costs of $29.3 million include a $2.3 million inventory adjustment from the Company's review of the Foot Locker Business, offset by merger and integration costs of $31.6 million, which includes severance and other employee-related costs, store closing charges, legal and professional fees, and other costs related to the Foot Locker acquisition.
(2)Includes IEEPA tariff refunds received attributable to tariff costs incurred in the prior year, including related interest income.
(3)Includes severance, training and other costs incurred in redesigning our store operating model for the DICK'S Business to better serve our athletes.
(4)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(5)The provision for income taxes for non-GAAP adjustments was tax effected at the statutory rate of the applicable tax jurisdiction, which approximates 30%.

	26 Weeks Ended August 1, 2026

	Gross profit	Selling, general and administrative expenses	Operating income	Other (income) expense	Pre-tax income	Net income (6)	Earnings per diluted share
GAAP Basis	$3,626,533	$2,611,350	$891,406	$(28,670)	$884,689	$635,283	$7.04
% of Net Sales	33.73%	24.29%	8.29%	(0.27)%	8.23%	5.91%
Foot Locker acquisition-related costs (1)	40,389	—	125,809	—	125,809	95,528
Litigation and other settlements (2)	—	174,464	(174,464)	—	(174,464)	(131,169)
Tariff refunds (3)	(38,137)	—	(38,137)	2,091	(40,228)	(30,311)
Store operating model redesign (4)	—	(15,349)	15,349	—	15,349	11,384
Deferred compensation plan adjustments (5)	—	(11,802)	11,802	11,802	—	—
Non-GAAP Basis	$3,628,785	$2,758,663	$831,765	$(14,777)	$811,155	$580,715	$6.43
% of Net Sales	33.75%	25.66%	7.74%	(0.14)%	7.54%	5.40%

(1)Foot Locker acquisition-related costs of $125.8 million include $40.4 million to write down and liquidate inventory from the Company's review of the Foot Locker Business and merger and integration costs of $85.4 million, which includes severance and other employee-related costs, store closing charges, legal and professional fees, and other costs related to the Foot Locker acquisition.
(2)Represents $150.0 million in income received, net of legal fees, as a result of settlement on credit and debit card interchange fees and $24.5 million of income received from a landlord for early lease termination of a store location.
(3)Includes IEEPA tariff refunds received attributable to tariff costs incurred in the prior year, including related interest income.
(4)Includes severance, training and other costs incurred in redesigning our store operating model for the DICK'S Business to better serve our athletes.
(5)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(6)Except for approximately $5.7 million of non-deductible merger and integration costs, the provision for income taxes for non-GAAP adjustments was tax effected at the statutory rate of the applicable tax jurisdiction, which approximates 26%.

	13 Weeks Ended August 2, 2025

	Selling, general and administrative expenses	Operating income	Interest expense	Other (income) expense	Pre-tax income	Net income (4)	Earnings per diluted share
GAAP Basis	$878,737	$452,185	$16,118	$(73,749)	$509,816	$381,402	$4.71
% of Net Sales	24.10%	12.40%	0.44%	(2.02)%	13.98%	10.46%
Investment gains (1)	—	—	—	49,745	(49,745)	(36,812)
Foot Locker acquisition-related costs (2)	—	8,028	(4,508)	—	12,536	10,337
Deferred compensation plan adjustments (3)	(14,739)	14,739	—	14,739	—	—
Non-GAAP Basis	$863,998	$474,952	$11,610	$(9,265)	$472,607	$354,927	$4.38
% of Net Sales	23.69%	13.02%	0.32%	(0.25)%	12.96%	9.73%
(1)Included non-cash gains from non-operating investment in Foot Locker equity securities.
(2)Represents legal and regulatory fees, other professional services and deferred financing amortization on a bridge facility related to the Foot Locker acquisition.
(3)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Except for $4.1 million of non-deductible merger and integration costs, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	26 Weeks Ended August 2, 2025

	Selling, general and administrative expenses	Operating income	Interest expense	Other (income) expense	Pre-tax income	Net income (4)	Earnings per diluted share
GAAP Basis	$1,664,265	$818,302	$28,256	$(67,493)	$857,539	$645,690	$7.95
% of Net Sales	24.40%	12.00%	0.41%	(0.99)%	12.57%	9.47%
Investment gains (1)	—	—	—	35,865	(35,865)	(26,539)
Foot Locker acquisition-related costs (2)	—	8,028	(4,508)	—	12,536	10,337
Deferred compensation plan adjustments (3)	(9,031)	9,031	—	9,031	—	—
Non-GAAP Basis	$1,655,234	$835,361	$23,748	$(22,597)	$834,210	$629,488	$7.75
% of Net Sales	24.27%	12.25%	0.35%	(0.33)%	12.23%	9.23%
(1)Included non-cash gains from non-operating investment in Foot Locker equity securities.
(2)Represents legal and regulatory fees, other professional services and deferred financing amortization on a bridge facility related to the Foot Locker acquisition.
(3)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Except for $4.1 million of non-deductible merger and integration costs, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

Gross Capital Expenditures to Net Capital Expenditures Reconciliation
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	26 Weeks Ended August 1, 2026			26 Weeks Ended August 2, 2025
	DICK'S	Foot Locker	Consolidated	DICK'S	Foot Locker	Consolidated
Gross capital expenditures	$(603,225)	$(140,245)	$(743,470)	$(526,076)	$—	$(526,076)
Construction allowances provided by landlords	128,962	301	129,263	70,583	—	70,583
Net capital expenditures	$(474,263)	$(139,944)	$(614,207)	$(455,493)	$—	$(455,493)

Reconciliation of Non-GAAP Operating Income and Earnings Per Diluted Share Guidance
(dollars in millions, except per share amounts)

	52 Weeks Ended January 30, 2027
	Low End		High End
	Operating income	Earnings per diluted share	Operating income	Earnings per diluted share
GAAP Basis	$1,448	$10.94	$1,553	$11.94
Foot Locker acquisition-related costs (1)	200	1.68	200	1.68
Litigation and other settlements (2)	(174)	(1.46)	(174)	(1.46)
Tariff refunds (3)	(38)	(0.33)	(38)	(0.33)
Store operating model redesign (4)	21	0.17	21	0.17
Non-GAAP Basis	$1,457	$11.00	$1,562	$12.00

(1)Adjustment eliminates the impact of future Foot Locker acquisition-related charges. Refer to "Acquisition of Foot Locker" section above for additional information.
(2)Represents income received, net of legal fees, as a result of settlement on credit and debit card interchange fees and from a landlord for early lease termination of a store location.
(3)Includes IEEPA tariff refunds received attributable to tariff costs incurred in the prior year, including related interest income.
(4)Includes severance, training and other costs incurred in redesigning our store operating model for the DICK'S Business to better serve our athletes.